UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

VALE S.A.	VALE OVERSEAS LIMITED
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)
FEDERATIVE REPUBLIC OF BRAZIL (Jurisdiction of Incorporation or Organization)	CAYMAN ISLANDS (Jurisdiction of Incorporation or Organization)
Praia de Botafogo nº 186, offices 1101, 1701 and 1801, Botafogo 22250-145 Rio de Janeiro, RJ, Brazil (Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file numbers to which this form relates: 333-271248 and 333-271248-01

(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
6.400% Guaranteed Notes due 2054	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.	Description of Registrants’ Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of the Debt Securities” on pages 10 through 23 of the Prospectus dated April 25, 2023 included in the Registration Statement on Form F-3 of Vale Overseas Limited (the “Company”) and Vale S.A. (the “Guarantor”) (Registration Nos. 333-271248 and 333-271248-01), as supplemented by the information under the headings “Risk Factors—Risks Relating to the Notes” and “Description of the Notes” on pages S-7 through S-9 and S-12 through S-19, respectively, of the related Prospectus Supplement, dated June 25, 2024.

Item 2.	Exhibits.

99(A). Prospectus dated April 25, 2023, incorporated by reference to the Registration Statement on Form F-3 filed with the SEC by the Company and the Guarantor on April 25, 2023 (Registration Nos. 333-271248 and 333-271248-01).

99(B). Prospectus Supplement dated June 25, 2024, incorporated by reference to the SEC filing pursuant to Securities Act Rule 424(b)(2) by the Company and the Guarantor on June 25, 2024.

99(C). Amended and Restated Indenture dated August 4, 2021, among the Company, the Guarantor and The Bank of New York Mellon, incorporated by reference to Exhibit 4.2 of the Registration Statement on Form F-3 filed with the SEC by the Company and the Guarantor on April 25, 2023 (Registration Nos. 333-271248 and 333-271248-01).

99(D). Second Supplemental Indenture dated June 28, 2024, among the Company, the Guarantor and The Bank of New York Mellon, including the form of global note, incorporated by reference to the report on Form 6-K furnished by the Guarantor to the SEC on June 28, 2024.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Vale S.A. (Registrant) By: /s/ Adriana Barbosa Areias Name: Adriana Barbosa Areias Title: Attorney-in-fact
By: /s/ João Barbosa Campbell Penna Name: João Barbosa Campbell Penna Title: Attorney-in-fact

Vale Overseas Limited (Registrant) By: /s/ Adriana Barbosa Areias Name: Adriana Barbosa Areias Title: Attorney-in-fact
By: /s/ João Barbosa Campbell Penna Name: João Barbosa Campbell Penna Title: Attorney-in-fact

Date: June 28, 2024

INDEX TO EXHIBITS

Exhibit No.	Exhibit
99(A)	Prospectus dated April 25, 2023, incorporated by reference to the Registration Statement on Form F-3 filed with the SEC by the Company and the Guarantor on April 25, 2023 (Registration Nos. 333-271248 and 333-271248-01).
99(B)	Prospectus Supplement dated June 25, 2024, incorporated by reference to the SEC filing pursuant to Securities Act Rule 424(b)(2) by the Company and the Guarantor on June 25, 2024.
99(C)	Amended and Restated Indenture dated August 4, 2021, among the Company, the Guarantor and The Bank of New York Mellon, incorporated by reference to Exhibit 4.2 of the Registration Statement on Form F-3 filed with the SEC by the Company and the Guarantor on April 25, 2023 (Registration Nos. 333-271248 and 333-271248-01).
99(D)	Second Supplemental Indenture dated June 28, 2024, among the Company, the Guarantor and The Bank of New York Mellon, including the form of global note, incorporated by reference to the report on Form 6-K furnished by the Guarantor to the SEC on June 28, 2024.